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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Clear Channel Communications, Inc. ("Clear Channel") which incorporates by reference the Prospectus constituting part of the Registration Statement on Form S-4 of Clear Channel of our report dated February 28, 1997, appearing on page 22 of Universal Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our reports dated
(i) February 28, 1997, which appears as Exhibit 99.2 (ii) February 28, 1997, which appears as Exhibit 99.5 and (iii) June 14, 1996, which appears as Exhibit
99.4 of the Current Report on Form 8-K dated July 31, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
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Chicago, Illinois
March 4, 1998